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                                                                    EXHIBIT 12.1


                           FOX KIDS WORLDWIDE, INC.
                      RATIO OF EARNINGS TO FIXED CHARGES


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                                               12/30/96                             6/30/97                        12/31/97
                                               --------   EIGHT MONTHS ----------------------------------   ---------------------
                                                            ENDED                              PROFORMA
                                                ACTUAL   JUNE 30,1996    ACTUAL    PROFORMA   AS ADJUSTED    ACTUAL     PROFORMA
                                               -------- --------------  --------  ----------  -----------   ---------  ----------
FIXED CHARGES
 INTEREST EXPENSE, NET OF CAPITALIZED
  INTEREST                                      1,411,000    624,000   1,938,000  147,497,000  155,769,000  57,590,000   80,296,000
 INTEREST CAPITALIZED DURING THE PERIOD           393,000    471,000   1,923,000      777,000      777,000     753,000      385,000
 AMORTIZATION OF DEBT ISSUE COSTS                 117,000    261,000     288,000    1,469,000    3,482,000     799,000    1,605,000
 PORTION OF RENT EXPENSE CONSIDERED INTEREST      608,000    994,000   1,411,000    2,034,000    2,034,000   1,084,000    1,189,000
                                                ---------  ---------   ---------  -----------  -----------  ----------   ----------
                                                2,529,000  2,350,000   5,560,000  151,777,000  162,062,000  60,226,000   83,475,000

EARNINGS
 INCOME FROM CONTINUING OPERATIONS BEFORE
  INCOME TAXES                                 41,555,000 49,874,000  55,007,000  (31,665,000) (41,950,000) (3,200,000) (22,924,000)
 FIXED CHARGES, LESS CAPITALIZED INTEREST       2,136,000  1,879,000   3,637,000  151,000,000  161,285,000  59,474,000   83,090,000
                                               ---------- ----------  ----------  -----------  -----------  ----------  -----------
                                               43,691,000 51,753,000  58,644,000  119,335,000  119,335,000  56,274,000   60,166,000

RATIO OF EARNINGS TO FIXED CHARGES                  17.28      22.02       10.55         0.79         0.74        0.93         0.72

EARNINGS DEFICIENCY                                     0          0           0  (32,442,000) (42,727,000) (3,952,000) (23,309,000)

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